EXHIBIT 32
SECTION 1350 CERTIFICATIONS
To my knowledge, this Report on Form 10-K for the period ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	February 21, 2019	By:	/s/ RONALD P. O'HANLEY
Ronald P. O'Hanley,
President and Chief Executive Officer

Date:	February 21, 2019	By:	/s/ ERIC W. ABOAF
Eric W. Aboaf,
Executive Vice President and Chief Financial Officer